EXHIBIT 99.1

Bovie Medical Corporation Announces Completion of “Core” Business Segment Sale to Symmetry Surgical Inc. for Total Cash Consideration of $97 million
Divestiture and Sale of the Core business segment allows the Company to further focus on the commercialization of Renuvion™ Cosmetic Technology

CLEARWATER, FL - AUGUST 30, 2018 - Bovie Medical Corporation (NYSEMKT:BVX) (the “Company”), a maker of medical devices and supplies and the developer of J-Plasma®, a patented surgical product marketed and sold under the Renuvion™ Cosmetic Technology brand in the cosmetic surgery market, today announced that it has completed the previously announced divestiture and sale of the Core business segment and the Bovie® brand to Symmetry Surgical Inc. for gross proceeds of $97 million in cash. Bovie Medical shareholders voted to approve the divestiture and sale transaction at an annual meeting of shareholders held on August 30, 2018.

“The closing of the divestiture and sale of our Core business segment to Symmetry is an important milestone for our organization as it allows us to further focus on our strategic objective of commercializing our J-Plasma technology under the Renuvion brand in the cosmetic surgery market,” said Charlie Goodwin, Chief Executive Officer of the Company. “We believe this transaction has already created significant value for our shareholders and positions us to aggressively pursue the extremely compelling opportunity our Advanced Energy business has in serving the cosmetic surgery market. We look forward to sharing more details about the future growth and profitability profile of our Company - as well as updating our fiscal year 2018 financial guidance - on our corporate update call on September 5, 2018.”

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on September 5, 2018 to discuss the transaction and to host a question and answer session. To listen to the call by phone, interested parties within the U.S. may dial 844-507-6493 (or 647-253-8641for international callers) and provide access code 9489957. Participants should ask for the Bovie Medical Corporation Call.

A live webcast of the call will be accessible via the Investor Relations section of the Company’s website and at: https://event.on24.com/wcc/r/1827722/8DFD3979EA9FB417E4AABFF7565F5AE6

A telephonic replay will be available approximately two hours after the end of the call through 11:59pm ET on Wednesday 9/19. The replay can be accessed by dialing 800- 585-8367 for U.S. callers or 416-621-4642 for International callers and using the replay access code: 9489957. The webcast will be archived on the Investor Relations section of the Company's website.

About Bovie Medical Corporation:

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma® technology (marketed and sold under the Renuvion™ Cosmetic Technology brand in the cosmetic surgery market), a patented plasma-based surgical product for cutting, coagulation and ablation of soft tissue. J-Plasma technology utilizes a helium ionization process to produce a stable, focused beam of plasma that provides surgeons with greater precision, and minimal invasiveness. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Bovie Medical Corporation website at www.boviemedical.com.

About Symmetry Surgical Inc.:

Symmetry develops and delivers high-quality surgical instrumentation to healthcare providers around the world. Symmetry’s portfolio of more than 20,000 instruments includes proven, trusted brands, and Symmetry works to bring new innovations to market that can help clinicians deliver superior patient care - from access to intervention to closure in surgical procedures. Symmetry’s rich and diverse history creates one of the industry’s most comprehensive surgical instrument portfolios, which includes well-known brands such as BOOKWALTER®, GREENBERG®, OLSEN®, SYMMETRY®, SYMMETRY SHARP KERRISON®, FLASH PAK®, CLASSIC®, CLASSIC PLUS®, SECTO®, QUAD-LOCK®, RAPIDCLEAN®, MAGNAFREE®, MIDAS TOUCH®, MICROSECT®, ULTRA INSTRUMENTS®, MULTIPAK®, ACCESS SURGICAL®, RILEY MEDICAL®, TRANSPAK®, OPTI-LENGTH®, THE ULTRA SYSTEM®, BOOKWALTER ROTILT®, SYMMETRY ACCESS™, and VESOCCLUDE®. For more information, please visit www.symmetrysurgical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company's filings with the Securities and Exchange Commission including the Company's Report on Form 10-K for the year ended December 31, 2017 and subsequent Form 10-Q filings. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Westwicke Partners on behalf of Bovie Medical Corporation
Mike Piccinino, CFA
443-213-0500
investor.relations@boviemed.com

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